Exhibit 99.1

CONFIDENTIAL NEWS RELEASE For immediate release Kathryn McKie 904 598 7348 KathrynMcKie@regencycenters.com

Regency Centers Prices $400 Million Senior Unsecured Notes Offering

JACKSONVILLE, Fla. (May 8, 2025) – Regency Centers Corporation (“Regency,” “Regency Centers,” or the “Company”) (Nasdaq: REG) announced today that its operating partnership, Regency Centers, L.P., has priced a $400 million public offering of senior unsecured notes due 2032 (the “Notes”) under its existing shelf registration filed with the U.S. Securities and Exchange Commission (the “SEC”). The Notes will mature on July 15, 2032, and were issued at 99.279% of par value with a coupon of 5.00%. Interest on the Notes will be payable semiannually on January 15 and July 15 of each year, with the first payment due and payable on January 15, 2026. The Company will guarantee the payment of principal and interest on the Notes.

Regency intends to use the net proceeds of the offering (i) to reduce the outstanding balance on its line of credit, (ii) for the repayment of Regency Centers L.P.’s $250 million aggregate principal amount outstanding of 3.90% notes due November 1, 2025 upon their maturity, and (iii) for general corporate purposes, including, but not limited to, the future repayment of other outstanding debt. Settlement of the offering is subject to the satisfaction of customary closing conditions and is expected to occur on May 13, 2025.

Wells Fargo Securities, LLC, BofA Securities, Inc., J.P. Morgan Securities LLC, TD Securities (USA) LLC, PNC Capital Markets LLC, Regions Securities LLC, and U.S. Bancorp Investments, Inc. are acting as joint book-running managers. BMO Capital Markets Corp., BNY Mellon Capital Markets, LLC, Mizuho Securities USA LLC, RBC Capital Markets, LLC, Scotia Capital (USA) Inc. and Truist Securities, Inc. are acting as senior co-managers.

Regency and Regency Centers, L.P. have jointly filed a registration statement (including a prospectus and related prospectus supplement) with the SEC with respect to the offering of the Notes. Before you invest, you should read the prospectus in that registration statement and the prospectus supplement for the offering, as well as the other documents Regency and Regency Centers, L.P. have filed with the SEC for more complete information about Regency and Regency Centers, L.P. and the offering. You may obtain these documents for free by visiting EDGAR on the SEC website at http://www.sec.gov. Alternatively, by calling Wells Fargo Securities, LLC at 1-800-645-3751, BofA Securities, Inc. at 1-800-294-1322, J.P. Morgan Securities LLC at 1-212-834-4533, or TD Securities (USA) LLC at 1-855-495-9846, or, such underwriter will arrange to send you the registration statement, prospectus and the related prospectus supplement upon your request.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful.

About Regency Centers Corporation (Nasdaq: REG)

Regency Centers is a preeminent national owner, operator, and developer of shopping centers located in suburban trade areas with compelling demographics. Our portfolio includes thriving properties merchandised with highly productive grocers, restaurants, service providers, and best-in-class retailers that connect to their neighborhoods, communities, and customers. Operating as a fully integrated real estate company, Regency Centers is a qualified real estate investment trust (REIT) that is self-administered, self-managed, and an S&P 500 Index member.

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Forward-Looking Statements

Certain statements in this document regarding anticipated financial, business, legal or other outcomes including business and market conditions, outlook and other similar statements relating to Regency’s future events, developments, or financial or operational performance or results, are “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These forward-looking statements are identified by the use of words such as “may,” “will,” “could,” “should,” “would,” “expect,” “estimate,” “believe,” “intend,” “forecast,” “project,” “plan,” “anticipate,” “guidance,” and other similar language. However, the absence of these or similar words or expressions does not mean a statement is not forward-looking. While we believe these forward-looking statements are reasonable when made, forward-looking statements are not guarantees of future performance or events and undue reliance should not be placed on these statements. Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance these expectations will be attained, and it is possible actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks and uncertainties.

Our operations are subject to a number of risks and uncertainties including, but not limited to, those risk factors described in our SEC filings, including, without limitation, our Annual Report on Form 10-K for the year ended December 31, 2024 under Item 1A, as supplemented by the discussion in Item 1A of Part II of our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2025. When considering an investment in our securities, you should carefully read and consider these risks, together with all other information in our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and our other filings with and submissions to the SEC. If any of the events described in the risk factors actually occur, our business, financial condition or operating results, as well as the market price of our securities, could be materially adversely affected. Forward-looking statements are only as of the date they are made, and Regency undertakes no duty to update its forward-looking statements, whether as a result of new information, future events or developments or otherwise, except as and to the extent required by law.

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